UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2021 (December 2, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone Box 372, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 2, 2021, On Track Innovations Ltd. (the “Company”) held an annual meeting of its shareholders (the “Meeting”).  The final results of the shareholder voting at the Meeting are set forth below. Shareholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The proposal to elect each of Mr. William C. Anderson, Mr. Uri Arazy and Ms. Sandra B. Hardardottir (each, a “Director Nominee”) as a director on the board of directors of the Company (the “Board”) starting on the date of the Meeting until the Company’s next annual general meeting of shareholders was approved by the Company’s shareholders, as follows:

1a. The shareholders approved the election of Mr. William C. Anderson as a director on the Board, by the requisite majority required under the Israeli Companies Law of 1999-5759, as amended (the “Companies Law”). The votes were as follows:

For	Against	Abstain	Broker Non-Votes
29,051,949	972,340	1,306,883	7,446,092

1b. The shareholders approved the election of Mr. Uri Arazy as a director on the Board, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
29,043,949	975,940	1,311,283	7,446,092

1c. The shareholders approved the election of Ms. Sandra B. Hardardottir as a director on the Board, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
29,045,549	978,720	1,306,903	7,446,092

Proposal No. 2 — Election of an External Director.

The shareholders approved the election of Zvi Atlas as an External Director on the Board starting on the date of the Meeting until the Company’s next general meeting following three years from his election, and approved the compensation payable to him, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,977,495	1,037,851	1,315,826	7,446,092

Proposal No. 3 — Approval of the Amended and Restated Compensation Policy.

The shareholders approved the Company’s amended and restated compensation policy, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,573,342	1,330,178	1,427,652	7,446,092

Proposal No. 4 — Approval of Compensation Payable to Directors in Office.

4a. The shareholders approved the directors compensation plan and the equity grant scheme, and further approved the compensation payable to directors in office, excluding Ms. Sandra B. Hardardottir, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,567,293	1,336,755	1,427,124	7,446,092

4b. The shareholders approved the compensation payable Ms. Sandra B. Hardardottir, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
29,347,063	560,965	1,423,144	7,446,092

Proposal No. 5 — Approval of the Grant of Equity to the Former Chief Executive Officer.

The shareholders approved the grant of equity to Mr. Yehuda Holtzman, former Chief Executive Officer of the Company, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,326,006	1,580,055	1,425,108	7,446,092

Proposal No. 6 — Approval of Amendments to the Company’s Articles of Association Amending the Terms of Re-election of Directors.

The shareholders approved the amendment to the Company’s Articles of Association amending the terms of re-election of directors, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,682,687	1,031,057	1,617,428	7,446,092

Proposal No. 7 — Approval of an Increase in the Company’s Authorized Share Capital and Respective Amendments to the Company’s Articles of Association and Memorandum of Association.

The proposal to approve an increase in the Company’s authorized share capital, by NIS 2,000,000, divided into 20,000,000 ordinary shares of NIS 0.1 par value per share, to NIS 12,000,000, divided into 120,000,000 ordinary shares of NIS 0.1 par value per share, and to amend the Company’s Articles of Association and Memorandum of Association accordingly, was approved by the Company’s shareholders by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
28,308,341	1,671,880	1,350,951	7,446,092

Proposal No. 8 — Re-appointment of Auditors.

The shareholders approved the re-appointment of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm until the 2022 annual meeting of shareholders, and the authorization of the Board, upon the recommendation of the Company’s Audit Committee, to determine their remuneration in accordance with the volume and nature of their services, by the requisite majority required under the Companies Law. The votes were as follows:

For	Against	Abstain	Broker Non-Votes
36,604,480	504,496	1,668,288	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 2, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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